              As filed with the Securities and Exchange Commission
                              on February 15, 2002
                                Registration No.

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ELECTRONIC ARTS INC.

              Delaware                              94-2838567
     (State of Incorporation)           (IRS employer identification no.)

                           209 Redwood Shores Parkway
                             Redwood City, CA 94065
                    (Address of principal executive offices)


                   International Employee Stock Purchase Plan
                            (Full title of the Plan)

                                 RUTH A. KENNEDY
              Senior Vice President, General Counsel and Secretary
                           209 Redwood Shores Parkway
                             Redwood City, CA 94065
                                 (650) 628-1500
            (Name, address and telephone number of agent for service)


                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------

                                 Proposed            Proposed
           Title of               Maximum             Maximum
          Securities              Amount             Offering           Aggregate         Amount of
             to be                 to be             Price Per          Offering        Registration
          Registered            Registered             Share              Price              Fee
------------------------------------------------------------------------------------------------------------
     Class A Common Stock       100,000/(1)/      $54.075/(2)/       $5,407,500/(2)/       $498.00
      ($0.01 par value)
------------------------------------------------------------------------------------------------------------

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 4.

     (1) Shares available for issuance under the International Employee Stock Purchase Plan as of November 1, 2001.

     (2) Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant's Class A Common Stock on February 12, 2002.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 33-41955 filed on July 30, 1991, as amended by Registrant's Form S-8 Registration Statement No. 33-41955 filed November 6, 1991, Registrant's Form S-8 Registration Statement No. 33-53302 filed October 15, 1992, Registrant's Form S-8 Registration Statement No. 33-55212 filed December 1, 1992, Registrant's Form S-8 Registration Statement No. 33-66836 filed August 2, 1993, Registrant's Form S-8 Registration Statement No. 33-82166 filed July 29, 1994, Registrant's Form S-8 Registration Statement No. 33-61783 filed August 11, 1995, Registrant's Form S-8 Registration Statement No. 333-09683 filed August 7, 1996, Registrant's Form S-8 Registration Statement No. 333-09893 filed August 9, 1996, and Registrant's Form S-8 Registration Statement No. 333-32239 filed July 28, 1997, Registrant's Form S-8 Registration Statement No. 333-32771 filed August 4, 1997, Registrant's Form S-8 Registration Statement No. 333-46937 filed February 26, 1998, Registrant's Form S-8 Registration Statements Nos. 333-60513 and 333-60517 both filed August 3, 1998, Registrant's Form S-8 Registration Statement No. 333-84215 filed July 30, 1999, and Registrant's Form S-8 Registration Statement No. 333-39430 filed June 16, 2000 are hereby incorporated by reference.

ITEM 5.  EXPERTS.

         The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS

4.01 Registrant's International Employee Stock Purchase Plan and related documents, as amended.
5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued.
23.01    Consent of General Counsel of Registrant (included in Exhibit 5.01).
23.02    Consent of KPMG LLP.
24.01    Power of Attorney (see page 2).

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 15th day of February 2002.

                                                    ELECTRONIC ARTS INC.

                                           By:      /s/ Ruth A. Kennedy
                                              ----------------------------------
                                                    Ruth A. Kennedy, Esq.
                                                    Sr. Vice President, General
                                                    Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                                    Title                              Date
----                                                    -----                              ----
Chief Executive Officer

/s/ Lawrence F. Probst III
------------------------------------
Lawrence F. Probst III                                  Chairman and                       February 15, 2002
                                                        Chief Executive Officer

Principal Financial Officer:


/s/ E. Stanton McKee, Jr.
-------------------------------------
E. Stanton McKee, Jr.                                   Exec. Vice President,              February 15, 2002
                                                        Chief Financial and
                                                        Administrative Officer

Principal Accounting Officer:

/s/ David L. Carbone
------------------------------------
David L. Carbone                                        Vice President, Finance            February 15, 2002
                                                        and Assistant Secretary
Directors:

/s/ M. Richard Asher                                    Director                           February 15, 2002
------------------------------------
M. Richard Asher

/s/ William J. Byron                                    Director                           February 15, 2002
------------------------------------
 William J. Byron

/s/ Daniel H. Case III                                  Director                           February 15, 2002
------------------------------------
Daniel H. Case III

/s/ Gary M. Kusin                                       Director                           February 15, 2002
---------------------------
Gary M. Kusin

/s/ Timothy Mott                                        Director                           February 15, 2002
------------------------------------
Timothy  Mott

                                INDEX TO EXHIBITS


Exhibit
Number                     Description
------                     -----------

4.01 Registrant's International Employee Stock Purchase Plan and related documents, as amended.

5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued.

23.01       Consent of General Counsel of Registrant (included in Exhibit 5.01).

23.02       Consent of KPMG LLP.

24.01       Power of Attorney (see page 2).